                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                  ------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 18, 1998


                                 Selfcare, Inc.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           Delaware                 0-20871                       04-3164127
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(STATE OR OTHER JURISDICTION      (COMMISSION                   (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)               IDENTIFICATION NO.)



200 Prospect St., Waltham, Massachusetts                                02154
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



Registrant's telephone number, including area code       (781) 647-3900
                                                   -----------------------------



                                 Not Applicable
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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                        There are 4 pages in this Report.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Can-Am Care Corporation
--------------------------------------

     On February 18, 1998, Selfcare Consumer Products, Inc. ("SCP"), a wholly owned subsidiary of Selfcare, Inc. (the "Company"), acquired all of the issued and outstanding capital stock of Can-Am Care Corporation ("Can-Am") (this transaction being referred to herein as the "Acquisition"). As consideration for the Acquisition, SCP paid the four stockholders of Can-Am (the "Stockholders") $13.6 million in cash, approximately 1.1 million shares of the Company's common stock, and promissory notes of the Company in the aggregate principal amount of $2.0 million (the "Notes"). The Notes are due on the third anniversary of the closing of the Acquisition and bear interest at a rate of 6.0% per annum. The Notes are also subject to potential premiums of up to $2.0 million in the aggregate based upon increases in the price of the Company's common stock during the term of the Notes. The Company funded the cash portion of the purchase price and refinanced its existing loans with a credit facility consisting of a $37.0 million term loan and a $5.0 million revolving credit line made to SCP by The Chase Manhattan Bank. In connection with the Acquisition, Robert Oringer and Herbert Cover, two principals of Can-Am, entered into employment agreements with the Company and SCP. Mr. Oringer will remain President of Can-Am, and Mr. Cover will serve as Can-Am's Vice President of Sales and Trade Relations. In addition, the Board of Directors appointed Mr. Oringer a member of the Board and agreed to nominate him for re-election on the expiration of the initial term and each year thereafter until he shall have sold half of the shares of the Company's common stock received by him in the Acquisition. The Company and SCP also entered into non-competition and confidentiality agreements with each of the Stockholders, and with A.M.G. Medical Inc. ("AMG"), a sister company of Can-Am. Also in connection with the Acquisition, Can-Am entered into an agreement with AMG whereby AMG will supply monolet-compatible lancets to Can-Am and a Management Services agreement with AMG whereby AMG will provide, among other things, labor, office space and insurance to Can-Am. The Company also entered into an agreement with AMG and its stockholders granting the Company a right of first refusal to purchase the assets or securities of AMG for a certain period of time.

     Can-Am Care Corporation sells insulin syringes, blood lancets, glucose tablets and specialty skin creams to pharmacies across the U.S. Can-Am had revenues of approximately $25.0 million in fiscal 1997.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)   Financial Statements of Business Acquired.

           CAN-AM CARE CORPORATION

                All required financial statements will be filed by amendment within 60 days of the date on which this report is filed.

     (b)   Pro Forma Financial Information.

           SELFCARE, INC.

                All required pro forma financial information will be filed by amendment within 60 days of the date on which this report is filed.

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     (c)   Exhibits.

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

2.1* Stock Purchase Agreement, dated as of February 18, 1998, by and among Selfcare, Inc., Selfcare Consumer Products, Inc., Can-Am
              Care Corporation and the Stockholders party thereto.

2.2           List of Schedules omitted from the Stock Purchase Agreement.

              * In accordance with Item 601(b)(2) of Regulation S-B, Selfcare,
              Inc. has omitted certain exhibits and schedules to the Stock
              Purchase Agreement from this filing. Selfcare, Inc. agrees to provide any omitted schedules and exhibits supplementally to the Securities and Exchange Commission upon request.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    SELFCARE, INC.



Date: March 4, 1998                                 By: /s/ Ron Zwanziger
                                                        -------------------
                                                        Ron Zwanziger,
                                                        President

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

2.1 Stock Purchase Agreement, dated as of February 18, 1998, by and among Selfcare, Inc., Selfcare Consumer Products, Inc., Can-Am
              Care Corporation and the Stockholders party thereto.

2.2           List of Schedules omitted from the Stock Purchase Agreement.
